Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACTS:

Rick Filippelli, President and CEO	Donald C. Weinberger/Diana Bittner (media)
TeamStaff, Inc.	Wolfe Axelrod Weinberger Associates, LLC
1 Executive Drive	212-370-4500
Somerset, NJ 08873	don@wolfeaxelrod.com
866-352-5304	diana@wolfeaxelrod.com
TeamStaff Announces Revised Business Strategy; Chief Executive Officer
to Step Down on Completion of Search for Successor
SOMERSET, N.J., Nov. 3 /PRNewswire-FirstCall/ — TeamStaff, Inc. (Nasdaq: TSTF — News), a national provider of healthcare and administrative staffing services, today announced that the Company has completed an in-depth strategic review of its businesses in light of recent economic conditions, trends in government spending, and changing dynamics in the healthcare market. The analysis was performed by a newly formed strategic planning committee of the board of directors and the executive management team led by Rick J. Filippelli, the Company’s Chief Executive Officer, and with the assistance of two management consulting firms. Each business unit of the Company was evaluated for their future prospects, and various initiatives to achieve sustainable earnings growth were considered. Based on this review, it was concluded that the interests of the shareholders would be best served by focusing the Company’s resources on the development and expansion of the Company’s core government staffing subsidiary, TeamStaff Government Solutions.
To implement this strategic shift in the Company’s business plans, the board and Mr. Filippelli mutually agreed that a change of leadership to an executive with experience and relationships in the governmental services industry would provide the new strategy with the best opportunity for success. Accordingly, Mr. Filippelli has elected to resign his position with TeamStaff effective at the end of January 2010 and assist with the transition to a new Chief Executive Officer. The board has also created a search committee and retained DHR International to identify potential candidates for Chief Executive Officer.
About TeamStaff, Inc.
Headquartered in Somerset, New Jersey, TeamStaff serves clients and their employees throughout the United States as a full-service provider of medical and administrative staffing through its two subsidiaries, TeamStaff GS and TeamStaff Rx. TeamStaff GS specializes in providing medical, logistic, information technology and office administration professionals through nationwide Federal Supply Schedule contracts with both the United States General Services Administration and the United States Department of Veterans Affairs. TeamStaff Rx is a leading provider of travel nursing and travel allied healthcare professionals. TeamStaff Rx operates throughout the U.S. and specializes in the supply of travel allied medical employees and travel nurses typically placed on 13 week assignments. For more information, visit the TeamStaff web site at www.teamstaff.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
This press release contains “forward-looking statements” as defined by the Federal Securities Laws. Statements in this press release regarding TeamStaff, Inc.’s business, which are not historical facts are “forward-looking statements” that involve risks and uncertainties. These forward-looking statements are based on the Company’s expectations and are subject to risks and uncertainties that cannot be predicted or quantified and are beyond the Company’s control, including the potential that (1) the Company may not achieve compliance with the Nasdaq MVPHS requirement for continued listing on the Nasdaq Global Market, (2) the Company may be considered below criteria with respect to other continued listing standards of the Nasdaq Stock Market, and (3) that a transfer to the Nasdaq Capital Market, if requested, may not be approved. TeamStaff’s actual results could differ materially from those described in such forward-looking statements as a result of certain risk factors and uncertainties, including but not limited to: our ability to continue to recruit and retain qualified temporary and permanent healthcare professionals and administrative staff on acceptable terms; our ability to enter into contracts with hospitals, healthcare facility clients, affiliated healthcare networks, physician practice groups, government agencies and other customers on terms attractive to us and to secure orders related to those contracts; changes in the timing of customer orders for placement of temporary and permanent healthcare professionals and administrative staff; the overall level of demand for our services; our ability to successfully implement our strategic growth, acquisition and integration strategies; the effect of existing or future government legislation and regulation; the loss of key officers and management personnel that could adversely affect our ability to remain competitive; other regulatory and tax developments; and the effect of other events and important factors disclosed previously and from time-to-time in TeamStaff’s filings with the U.S. Securities Exchange Commission. For a discussion of such risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year and its other filings with the SEC. The information in this release should be considered accurate only as of the date of the release. TeamStaff expressly disclaims any current intention to update any forecasts, estimates or other forward-looking statements contained in this press release.

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